FORM 8K	File:20040923-FY05Q1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : September 23, 2004

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

For Immediate Release

For Details, Please Contact:
Ed Richardson	Dario Sacomani
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Richardson Reports Record Fiscal First Quarter Sales of $138.5 Million, up 16% from the Prior Year

LaFox, IL, Friday, September 23, 2004:  Richardson Electronics, Ltd. (NASDAQ: RELL) today reported results for the first quarter of fiscal 2005, which ended August 28, 2004. Sales in the quarter were $138.5 million, a record fiscal first quarter sales level for the Company and an increase of 16% from the first quarter of fiscal 2004. Net income was $1.2 million, or $0.08 per share, in the quarter compared to $0.4 million, or $0.03 per share, in the same quarter last year.

Sales Highlights - First Quarter Fiscal 2005 Compared to First Quarter Fiscal 2004

The Company recorded its ninth consecutive quarter of year over year sales growth. Sales in RF/Wireless Communications increased 29.3% with strong growth in the United States in network access and passive/interconnect product sales. Industrial Power Group sales grew 14.7% led by strong power component demand in the United States and Asia. Sales in the Security Systems Division were up 2.3% with increased private label sales in Canada. Display Systems Group sales grew 5.6% driven by increased demand in workstations and high-resolution flat panel monitors for the medical market.

Geographically, the Company’s sales in Asia/Pacific grew 28.9% led by strong wireless infrastructure and industrial power demand, particularly in China and Japan. Sales in Europe and North America were up 16.4% and 13.7%, respectively, as a result of strong growth in RF/Wireless Communications product sales, notably in the United States, United Kingdom, and Israel. Sales in Latin America declined 4.7% as lower broadcast demand was partially offset by increased industrial power demand.

“Our engineered solutions focus continues to produce positive results with record first quarter sales, growth from all of our strategic business units, and continued sales and earnings expansion from comparable prior year periods,” said Edward J. Richardson, Chairman of the Board and Chief Executive Officer. “As orders continue to outpace billings, we look forward to sustained business growth going into our seasonally strong fiscal second quarter.”

On Friday, September 24, 2004 at 9:00 a.m. CST, Mr. Edward J. Richardson, Chairman and Chief Executive Officer will host a conference call to discuss the release. A question and answer session will be included as part of the call’s agenda. To listen to the call, please dial 888-273-9885 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on September 24, 2004 through December 16, 2004. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 745691.

This release includes certain “forward-looking” statements as defined by the SEC. Statements in this press release regarding the Company’s business which are not historical facts represent “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s annual report on form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

RICHARDSON ELECTRONICS, LTD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE-MONTH PERIODS ENDED AUGUST 28, 2004 AND AUGUST 30, 2003
(In thousands, except per share amounts, unaudited)

	Three months ended

	August 28, 2004	August 30, 2003

Net sales	$138,520	$119,306
Cost of products sold	104,918	90,191

Gross margin	33,602	29,115
Selling, general and administrative expenses	29,289	25,845

Operating income	4,313	3,270
Other expenses, net	2,472	2,594

Income before income taxes	1,841	676
Income tax provision	592	284

Net income	$1,249	$392

Net income per share - basic:
Net income per share	$0.08	$0.03

Average shares outstanding	15,872	13,925

Net income per share - diluted:
Net income per share	$0.08	$0.03

Average shares outstanding	16,124	14,201

Dividends per common share	$0.04	$0.04

RICHARDSON ELECTRONICS, LTD
SALES AND GROSS MARGIN
FIRST QUARTER FISCAL 2005
(In thousands, unaudited)

By Business Unit:
		SALES			GROSS MARGIN

	FY 2005	FY 2004	% Change	FY 2005	% of Sales	FY 2004	% of Sales

First Quarter
RFWC	$64,427	$49,815	29.3%	$14,670	22.8%	$11,182	22.4%
IPG	29,647	25,850	14.7%	9,107	30.7%	7,669	29.7%
SSD	25,761	25,172	2.3%	6,498	25.2%	6,361	25.3%
DSG	16,980	16,079	5.6%	4,133	24.3%	4,259	26.5%
Other	1,705	2,390		(806)		(356)

Total	$138,520	$119,306	16.1%	$33,602	24.3%	$29,115	24.4%

By Geographic Area:
		SALES			GROSS MARGIN

	FY 2005	FY 2004	% Change	FY 2005	% of Sales	FY 2004	% of Sales

First Quarter
North America	$74,385	$65,431	13.7%	$19,014	25.6%	$17,556	26.8%
Europe	29,529	25,366	16.4%	8,454	28.6%	7,377	29.1%
Asia/Pacific	28,789	22,330	28.9%	6,716	23.3%	4,939	22.1%
Latin America	4,865	5,105	-4.7%	1,294	26.6%	1,183	23.2%
Corporate	952	1,074		(1,876)		(1,940)

Total	$138,520	$119,306	16.1%	$33,602	24.3%	$29,115	24.4%

Note: Fiscal 2004 data has been reclassified to conform with the fiscal 2005 presentation. Direct Export and a portion of Corporate have been reclassified to the identified geographic areas based on ship to location.
         Europe includes sales and gross margins to Middle East and Africa.
         Corporate consists of freight and other non-area specific sales and gross margins.

RICHARDSON ELECTRONICS, LTD
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of

	August 28,	May 29,
	2004	2004

	(unaudited)
ASSETS
Current Assets
Cash	$12,758	$16,927
Account receivable, net	105,444	106,130
Inventories	102,994	92,297
Other	16,172	19,739

Total current assets	237,368	235,093

Property, plant and equipment, net	31,651	30,589
Goodwill and intangible assets	6,390	6,726
Other assets	10,699	6,480

Total assets	$286,108	$278,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$36,088	$33,473
Accrued liabilities	17,516	23,224
Current portion of long-term debt	3,867	4,027

Total current liabilities	57,471	60,724

Long-term debt, less current portion	115,329	133,813
Other non-current liabilities	338	241

Total liabilities	173,138	194,778

Stockholders’ Equity	112,970	84,110

Total liabilities and stockholders' equity	$286,108	$278,888

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: September 23, 2004	By: /s/ DARIO SACROMANI
Name: Dario Sacromani Title: Senior Vice President and Chief Financial Officer